                                                                   Exhibit 10(h)

   SCHEDULE OF CHANGE IN CONTROL AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

        The following executive officers of Bank South Corporation have entered into Change in Control Agreements in substantially the form attached hereto, the only differences being the period for which benefits are available following termination of employment and the current expiration terms, as indicated below for each person:

EXECUTIVE OFFICER            CURRENT EXPIRATION DATE          PERIOD FOR WHICH BENEFITS
                             OF AGREEEMENT                    ARE AVAILABLE FOLLOWING
                                                              TERMINATION OF EMPLOYMENT
Barry R. Anderson            January 10, 1998                 36 months
Bernard Baum                 January 31, 1998                 24 months
George M. Boltwood           January 10, 1998                 36 months
J. Brent Lee                 January 10, 1998                 36 months
David E. Tatum               January 10, 1998                 36 months
John E. Thacker              January 10, 1998                 36 months
Ray K. Williams              January 10, 1998                 36 months
J. Blake Young               January 10, 1998                 36 months

                                    FORM OF
                          CHANGE IN CONTROL AGREEMENT


        THIS CHANGE IN CONTROL AGREEMENT (this "Agreement"), dated this ___ day of ______, 19__, by and between BANK SOUTH CORPORATION, a Georgia corporation (the "Corporation"), and ______________ (the "Executive").

                             W I T N E S S E T H:

        WHEREAS, the Corporation wishes to assure both itself and its key employees of continuity of management and objective judgment in the event of any actual or contemplated Change in Control of the Corporation, and the Executive is a key employee of the Corporation and an integral part of its management; and

        WHEREAS, this Agreement is not intended to materially alter the compensation and benefits that the Executive could reasonably expect to receive in the absence of a Change in Control of the Corporation, and this Agreement accordingly will be operative only upon circumstances relating to an actual or anticipated change in control of the Corporation.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

        I.       OPERATION OF AGREEMENT

        This Agreement shall be effective immediately upon its execution by the parties hereto, but anything in this Agreement to the contrary notwithstanding, neither the Agreement nor any provision hereof shall be operative unless, during the term of this Agreement, there has been a Change in Control of the Corporation, as defined in Article III below. Upon such a Change in Control of the Corporation during the term of this Agreement, all of the provisions hereof shall become operative immediately.

        II.      TERM OF AGREEMENT

        The term of this Agreement shall be for an initial three (3) year period commencing on the date hereof, and shall be renewable at the end of the first year of such initial three (3) year period and annually thereafter, for an additional one (1) year period following the initial three (3) year period and prior extensions thereof in the sole discretion of the Compensation Committee and upon such terms and conditions as the Compensation Committee may authorize at such time.

        III.     DEFINITIONS

        1. "BOARD" or BOARD OF DIRECTORS" - the Board of Directors of Bank South Corporation.

        2.       "CAUSE" - either

        (i) any act that constitutes, on the part of the Executive, (A) fraud, dishonesty, a felony or gross malfeasance of duty, and (B) that directly results in material injury to the Corporation; or

        (ii) conduct by the Executive in his office with the Corporation that is grossly inappropriate and demonstrably likely to lead to material injury to the Corporation, as determined by the Board acting reasonably and in good faith;

provided, however, that in the case of (ii) above, such conduct shall not constitute Cause unless the Board shall have delivered to the Executive notice setting forth with specificity (A) the conduct deemed to qualify as Cause, (B) reasonable action that would remedy such objection, and (C) a reasonable time (not less than thirty (30) days) within which the Executive may take such remedial action, and the Executive shall not have taken such specified remedial action within such specified reasonable time.

        3.       "CHANGE IN CONTROL" - Either

        (i) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) within any twelve
                 (12) month period of securities of the Corporation representing an aggregate of twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or

        (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

        (iii) consummation of (a) a merger, consolidation or other business combination of the Corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty (60)% of the outstanding common stock of the Corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (b) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

        (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Corporation and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

        4.       "CODE" - the Internal Revenue Code of 1986, as amended.

        5. "COMPENSATION COMMITTEE" - the Compensation Committee of the Board of Directors of the Corporation.

        6. "DISABILITY" - the Executive's inability as a result of physical or mental incapacity to substantially perform his duties for the Corporation on a full-time basis for a period of six (6) months. The determination of whether the Executive suffers a Disability shall be made by a physician acceptable to both the Executive and the Corporation.

        7. "EXCESS SEVERANCE PAYMENT" - the term "Excess Severance Payment" shall have the same meaning as the term "excess parachute payment" defined in Section 280G(b)(1) of the Code.

        8. "INVOLUNTARY TERMINATION" - termination of the Executive's employment by the Executive following a Change in Control which, in the reasonable judgment of the Executive, is due to (i) a change of the Executive's responsibilities, position (including status, office, title, reporting relationships or working conditions), authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities as in effect immediately prior to the Change in Control); or (ii) a reduction in the Executive's compensation or benefits, or (iii) a forced relocation of the Executive outside the Atlanta metropolitan area or significant increase in the Executive's travel requirements. Involuntary Termination does not include retirement (including early retirement) within the meaning of the Corporation's retirement plan, or death or Disability of the Executive.

        9. "PRESENT VALUE" - The term "Present Value" shall have the same meaning as provided in Section 280G(d)(4) of the Code.

        10. "SEVERANCE PAYMENT" - The term "Severance Payment" shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Code.

        11. "REASONABLE COMPENSATION" - The term "Reasonable Compensation" shall have the same meaning as provided in Section 280G(b)(4) of the Code.

        IV.      BENEFITS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL

        1. TERMINATION - The Executive shall be entitled to, and the Corporation shall pay or provide to the Executive, the benefits described in
Section 2 below if (a) a Change in Control occurs during the term of this Agreement, and (b) the Executive's employment is terminated within three (3) years following the Change in Control either (i) by the Corporation (other than for Cause or by reason of the Executive's death or Disability) or (ii) by the Executive pursuant to Involuntary Termination; provided, however, that if:

        (a) during the term of this Agreement there is a public announcement of a proposal for a transaction that, if consummated, would constitute a Change in Control or the Board receives and decides to explore an expression of interest with respect to a transaction which, if consummated, would lead to a Change in Control (either transaction being referred to herein as the "Proposed Transaction"); and

        (b) the Executive's employment is thereafter terminated by the Corporation other than for Cause or by reason of the Executive's death or Disability; and

        (c) the Proposed Transaction is consummated within one year after the date of termination of the Executive's employment,

then, for the purposes of this Agreement, a Change in Control shall be deemed to have occurred during the term of this Agreement and the termination of the Executive's employment shall be deemed to have occurred within three (3) years following a Change in Control.

        2. BENEFITS TO BE PROVIDED - If the Executive becomes eligible for benefits under Section 1 above, the Corporation shall pay or provide to the Executive the benefits set forth in this Section 2.

        (a) SALARY - The Executive will continue to receive his current salary (subject to withholding of all applicable taxes and any amounts referred to in Section 2(c) below) for a period of [thirty-six (36)] [twenty-four (24)] months from his date of termination in the same manner as it was being paid as of the date of termination; provided, however, that the salary payments provided for hereunder shall be paid in a single lump sum payment, to be paid not later than thirty (30) days after his termination of employment; provided further, that the amount of such lump sum payment shall be determined by taking the salary payments to be made and discounting them to their Present Value. For purposes hereof, the Executive's "current salary" shall be the highest rate in effect during the six-month period prior to the Executive's termination.

        (b) BONUSES - The Executive shall receive bonus payments from the Corporation for the [thirty-six (36)] [twenty-four (24)] months following the month in which his employment is terminated in an amount for each such month equal to one-twelfth of the average of the bonuses earned by him for the two calendar years immediately preceding the year in which such termination occurs. Any bonus amounts that the Executive had previously earned from the Corporation but which may not yet have been paid as of the date of termination shall not be affected by this provision. The bonus amounts determined herein shall be paid in a single lump sum payment, to be paid not later than 30 days after termination of employment; provided, further, that the amount of such lump sum payment shall be determined by taking the bonus payments (as of the payment date) to be made and discounting them to their Present Value.

        (c) HEALTH AND LIFE INSURANCE COVERAGE - The health and life insurance benefits coverage provided to the Executive at his date of termination shall be continued at the same level and in the same manner as if his employment had not terminated (subject to the customary changes in such coverages if the Executive retires, reaches age 65 or similar events), beginning on the date of such termination and ending on the date [thirty-six (36)] [twenty-four (24)] months from the date of such termination. Any additional coverages the Executive had at termination, including dependent coverage, will also be continued for such period at the same level and on the same terms as provided to the Executive immediately prior to his termination, to the extent permitted by the applicable policies or contracts. Any costs the Executive was paying for such coverages at the time of termination shall be paid by the Executive by separate check payable to the Corporation each month in advance. If the terms of any benefit plan referred to in this Section do not permit continued participation by the Executive, then the Corporation will arrange for other coverage at its expense providing substantially similar benefits.

        (d) EMPLOYEE RETIREMENT PLANS - To the extent permitted by the applicable plan, the Executive will be fully vested in and will be entitled to continue to participate, consistent with past practices, in all employee retirement plans maintained by the Corporation in effect as of his date of termination, including, to the extent such plans are still maintained by the Corporation, the Bank South Corporation 401(k) Investment Plan, the Bank South Corporation Tax Credit Employee Stock Ownership Plan, the Bank South Corporation Retirement Plan, the Bank South Corporation Supplemental Retirement Plan and any successor plan or plans. The Executive's participation in such retirement plans shall continue for a period of [thirty-six (36)] [twenty-four (24)] months from the date of termination of his employment (at which point he will be considered to have terminated employment within the meaning of the plans) and the compensation payable to the Executive under (a) and (b) above shall be treated (unless otherwise excluded) as compensation under the plan. If full vesting and continued participation in any plan is not permitted, the Corporation shall pay to the Executive and, if applicable, his beneficiary, a supplemental benefit equal to the Present Value on the date of termination of employment of the excess of (i) the benefit the Executive would have been paid under such plan if he had been fully vested and had continued to be covered for the [36] [24]-month period as if the Executive had earned compensation described under (a) and
                 (b) above and had made contributions sufficient to earn the maximum matching contribution, if any, under such plan (less any amounts he would have been required to contribute), over
                 (ii) the benefit actually payable to or on behalf of the Executive under such plan. For purposes of determining the benefit under (i) in the preceding sentence, contributions deemed to be made under a defined contribution plan will be deemed to be invested in the same manner as the Executive's account under such plan at the time of termination of employment. The Corporation shall pay such supplemental benefits (if any) in a lump sum.

        (e)      EFFECT OF LUMP SUM PAYMENT  The lump sum payment under (a) or
                 (b) above shall not alter the amounts the Executive is entitled to receive under the benefit plans described in (c) and (d) above. Benefits under such plans shall be determined as if the Executive had remained employed and received such payments over a period of [thirty-six (36)] [twenty-four (24)] months.

        (f) EFFECT OF DEATH OR RETIREMENT - The benefits payable or to be provided under this Agreement shall cease in the event of the Executive's death or election to commence retirement benefits under the Corporation's retirement plan.

        (g) LIMITATION ON AMOUNT - Notwithstanding anything in this Agreement to the contrary, any benefits payable or to be provided to the Executive by the Corporation or its affiliates, whether pursuant to this Agreement or otherwise, which are treated as Severance Payments shall be modified or reduced in the manner provided in (h) below to the extent necessary so that the benefits payable or to be provided to the Executive under this Agreement that are treated as Severance Payments, as well as any payments or benefits provided outside of this Agreement that are so treated, shall not cause the Corporation to have paid an Excess Severance Payment. In computing such amount, the parties shall take into account all provisions of Internal Revenue Code Section 280G, including making appropriate adjustments to such calculation for amounts established to be Reasonable Compensation.

        (h) MODIFICATION OF AMOUNT - In the event that the amount of any Severance Payments that would be payable to or for the benefit of the Executive under this Agreement must be modified or reduced to comply with this Section 2, the Executive shall direct which Severance Payments are to be modified or reduced; provided, however, that no increase in the amount of any payment or change in the timing of the payment shall be made without the consent of the Corporation.

        (i) AVOIDANCE OF PENALTY TAXES - This Section 2 shall be interpreted so as to avoid the imposition of excise taxes on the Executive under Section 4999 of the Code or the disallowance of a deduction to the Corporation pursuant to
                 Section 280G(a) of the Code with respect to amounts payable under this Agreement or otherwise.


        (j) ADDITIONAL LIMITATION - In addition to the limits otherwise provided in this Section 2, to the extent permitted by law, the Executive may in his sole discretion elect to reduce any payments he may be eligible to receive under this Agreement to prevent the imposition of excise taxes on the Executive under Section 4999 of the Code.

        (k) NO OBLIGATION TO FUND - The agreement of the Corporation (or its successor) to make payments to the Executive hereunder shall represent solely the unsecured obligation of the Corporation (and its successor), except to the extent the Corporation (or its successors) in its sole discretion elects in whole or in part to fund its obligations under this Agreement pursuant to a trust arrangement or otherwise.

        VI.      MISCELLANEOUS

        1. CONTRACT NON-ASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of the Executive, and agree that this Agreement may not be assigned or transferred by the Executive, in whole or in part, without the prior written consent of the Corporation. Any business entity succeeding to all or substantially all of the business of the Corporation by purchase, merger, consolidation, sale of assets or otherwise, shall be bound by this Agreement.

        2. OTHER AGENTS. Nothing in this Agreement is to be interpreted as limiting the Corporation from employing other personnel on such terms and conditions as may be satisfactory to the Corporation.

        3. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail, postage prepaid:

To the Corporation:               Bank South Corporation
                                  P.O. Box 5092
                                  Atlanta, Georgia 30302
                                  Attention: Compensation Committee

To the Executive:                 Bank South Corporation
                                  P.O. Box 5092
                                  Atlanta, Georgia 30302

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

        4. PROVISIONS SEVERABLE. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

        5. WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

        6. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

        7. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

        8. ARBITRATION OF DISPUTES; EXPENSES. The parties agree that all disputes that may arise between them relating to the interpretation or performance of this Agreement, including matters relating to any funding arrangements for the benefits provided under this Agreement, shall be determined by binding arbitration through an arbitrator approved by the American Arbitration Association or other arbitrator mutually acceptable to the parties. The award of the arbitrator shall be final and binding upon the parties and judgment upon the award rendered may be entered in any court having jurisdiction. In the event the Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and its successful, in whole or in part, in obtaining or enforcing any such rights or benefits through settlement, arbitration or otherwise, the Corporation shall promptly pay the Executive's reasonable legal fees and expenses incurred in enforcing this Agreement. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with the arbitration, provided that the fee for the arbitrator shall be shared equally.

        9. TERMINATION OF PRIOR AGREEMENTS. The Executive hereby agrees to a mutual termination, effective as of the effective date of this Agreement, of any prior existing change in control agreement or agreements (by whatever name), providing benefits to the Executive upon a termination of employment following a change in control of the Corporation, to which he and the Corporation are parties, and as to such prior agreements, if any, the Executive releases all claims, rights and entitlements.



                        (Signatures on following page)

        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its duly authorized officers and the Executive has hereunto set his hand, as of the date and year first above written.

                                                  BANK SOUTH CORPORATION

                                                  By: _________________________

                                                  Title :______________________


Attest: ___________________________

Title: ____________________________


(CORPORATE SEAL)


                                                  EXECUTIVE

                                                  _____________________________
                                                  _______________________ (SEAL)

                          CHANGE IN CONTROL AGREEMENT



        THIS CHANGE IN CONTROL AGREEMENT, dated this 2nd day of February, 1995, by and between BANK SOUTH CORPORATION, a Georgia corporation (the
"Corporation"), and RALPH E. HUTCHINS, JR. (the "Executive").

                             W I T N E S S E T H:

        WHEREAS, the Corporation wishes to assure both itself and its key employees of continuity of management and objective judgment in the event of any actual or contemplated Change in Control of the Corporation, and upon joining the Corporation the Executive will be a key employee of the Corporation and an integral part of its management; and

        WHEREAS, this Agreement is not intended to materially alter the compensation and benefits that the Executive could reasonably expect to receive in the absence of a Change in Control of the Corporation, and this Agreement accordingly will be operative only upon circumstances relating to an actual or intended Change in Control of the Corporation.

        NOW, THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, the parties hereby agree as follows:

I.      OPERATION OF AGREEMENT

        This Agreement shall be effective immediately upon its execution by the parties hereto, but anything in this Agreement to the contrary notwithstanding, neither the Agreement nor any provision hereof shall be operative unless, during the term of this Agreement, there has been a Change in Control of the Corporation, as defined in Article III below. Upon such a Change in Control of the Corporation during the term of this Agreement, all of the provisions hereof shall become operative immediately.

II.     TERM OF AGREEMENT

        The term of this Agreement shall run concurrently with the term of that certain Employment Agreement between the Corporation and the Executive, dated as of the date hereof (the "Employment Agreement"); provided, that if Executive's employment under the Employment Agreement is terminated but compensation and benefits will be provided for the remaining term thereof, this Agreement shall terminate concurrently with termination of Executive's employment under the Employment Agreement; and provided, further, that if:

        (a) There is a public announcement of a proposal for a transaction that, if consummated, would constitute a Change in

        Control or the Board receives and decides to explore an expression of interest with respect to a transaction which, if consummated, would lead to a Change in Control (either transaction being referred to herein as the "Proposed Transaction"); and

        (b) Executive's employment under the Employment Agreement is thereafter terminated by the Corporation other than pursuant to clauses
        (i) through (iii) of Section 5.1 of the Employment Agreement; and

        (c) The Proposed Transaction is consummated within one (1) year after the date of termination of Executive's employment under the Employment Agreement,

then, for the purposes of this Agreement, a Change in Control shall be deemed to have occurred during the term of this Agreement and the termination of Executive's employment under the Employment Agreement shall be deemed to have occurred following a Change in Control.

III.    DEFINITIONS

        1. "BOARD" or "BOARD OF DIRECTORS" - The term "Board" or "Board of Directors" shall mean the Board of Directors of Bank South Corporation.

        2. "CHANGE IN CONTROL" - The term "Change in Control" shall mean either

                (i) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) within any twelve (12) month period of securities of the Corporation representing an aggregate of twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or

                (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

                (iii) consummation of (a) a merger, consolidation or other business combination of the Corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange

                         Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty percent (60%) of the outstanding common stock of the Corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (b) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Corporation and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

        3. "CODE" - The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

        4. "EXCESS SEVERANCE PAYMENT" - The term "Excess Severance Payment" shall have the same meaning as the term "excess parachute payment" defined in Section 280G(b)(1) of the Code.

        5. "PRESENT VALUE" - The term "Present Value" shall have the same meaning as provided in Section 280G(a)(4) of the Code.

        6. "SEVERANCE PAYMENT" - The term "Severance Payment" shall have the same meaning as the term "parachute payment" defined in
                Section 280G(b)(2) of the Code.

        7. "REASONABLE COMPENSATION" - The term "Reasonable Compensation" shall have the same meaning as provided in Section 280G(b)(4) of the Code. The parties acknowledge and agree that, in the absence of a change in existing legal authorities or the issuance of contrary authorities, amounts received by the Executive as damages under or as a result of a breach of the Employment Agreement by the Corporation shall be considered Reasonable Compensation.

IV.     BENEFITS UPON TERMINATION FOLLOWING A CHANGE IN CONTROL

        1. TERMINATION - Executive shall be entitled to, and the Corporation shall pay or provide to Executive, the benefits described in Section 2 below if (a) a Change in Control occurs during the term of this Agreement and (b) Executive's employment under the Employment Agreement is terminated following the Change in Control either (i) by the Corporation (other than pursuant to clauses (i) through (iii) of Section
                5.1 of the Employment Agreement) or (ii) by the Executive pursuant to clauses (i) through (iii) of Section 5.2 of the Employment Agreement.

        2. BENEFITS TO BE PROVIDED - If Executive becomes eligible for benefits under Section 1 above, the Corporation shall pay or provide to Executive the benefits set forth in this Section 2; provided, however, that the benefits to be paid or provided pursuant to paragraphs (a), (b), (c) and (d) of this Section 2 shall be reduced to the extent that the Executive receives or is entitled to receive the benefits described in paragraphs
                (a), (b), (c) and (d) of this Section 2 as damages pursuant to the terms or the Employment Agreement or as a result of a breach by the Corporation of the Employment Agreement; and provided, further, that notwithstanding contrary provisions in the Employment Agreement, to the extent benefits are provided under this Agreement, the benefits shall be provided in lump sum payments where specified in Section 2 below.

                (a) SALARY. The Executive will continue to receive his current salary (subject to withholding of all applicable taxes and any amounts referred to in Section 2(c) below) for a period of thirty-six (36) months from his date of termination in the same manner as it was being paid as of the date of termination; provided, however, that the salary payments provided for hereunder shall be paid in a single lump sum payment, to be paid not later than thirty (30) days after his termination of employment; provided further, that the amount of such lump sum payment shall be determined by taking the salary payments to be made and discounting them to their Present Value. For purposes hereof, the Executive's "current salary" shall be the highest rate in effect during the six-month period prior to the Executive's termination.

                (b) BONUSES AND INCENTIVES - The Executive shall receive bonus payments from the Corporation for the thirty-six (36) months following the month in which his employment under the Employment Agreement is terminated in an amount for each such month equal to one-twelfth (1/12th) of the average of the bonuses earned by him for the two (2) calendar years immediately preceding the year in which such termination occurs. Any bonus amounts that the Executive had previously earned from the Corporation but which have not been paid as of the date of termination shall not be affected by this provision. The bonus amounts determined herein shall be paid in a single lump sum payment, to be paid not later than thirty (30) days after termination of employment; provided, further, that the amount of such lump sum payment shall be determined by taking the bonus payments (as of the payment date) to be made and discounting them to their Present Value.

                (c) HEALTH AND LIFE INSURANCE COVERAGE - The health and life insurance benefits coverage provided to the Executive at his date of termination shall be continued at the same level and in the same manner as if his employment under the Employment Agreement had not terminated (subject to the customary changes in such coverages if the Executive retires, reaches age 65 or similar events), beginning on the date of such termination and ending on the date thirty-six (36) months from the date of such termination. Any additional coverages the Executive had at termination, including dependent coverage, will also be continued for such period on the same terms as provided to Executive immediately prior to his termination, to the extent permitted by the applicable policies or contracts. Any costs the Executive was paying for such coverages at the time of termination shall be paid by the Executive by separate check payable to the Corporation each month in advance. If the terms of any benefit plan referred to in this Section do not permit continued participation by the Executive, then the Corporation will arrange for other coverage at its expense providing substantially similar benefits.

                (d) EMPLOYEE RETIREMENT PLANS - To the extent permitted by the applicable plan, the Executive will be fully vested in and will be entitled to continue to participate, consistent with past practices, in all employee retirement plans maintained by the Corporation in effect as of his date of termination, including, without limitation, to the extent such plans are still maintained by the Corporation, the Bank South Corporation 401(k) and Investment Plan, the Bank South Corporation Shadow Plan, the Bank South Corporation Retirement Plan, the Bank South Corporation Supplemental Retirement Plan, and any successor plan or plans. The Executive's participation in such retirement plans shall continue for a period of thirty-six (36) months from the date of termination of his employment under the Employment Agreement (at which point he will be considered to have terminated employment within the meaning of the plans) and the compensation payable to the Executive under (a) and
                (b) above shall be treated (unless otherwise excluded) as compensation under the plans. If full vesting and continued participation in any plan is not permitted, the Corporation shall pay to the Executive and, if applicable, his beneficiary, a supplemental benefit equal to the Present Value on the date of termination of employment under the Employment Agreement of the excess of (i) the benefit the Executive would have been paid under such plan if he had been fully vested and had continued to be covered for the 36-month period as if the Executive had earned Compensation described under (a) and (b) above and had made contributions sufficient to earn the maximum matching contribution, if any, under such plan (less any amounts he would have been required to contribute), over
                (ii) the benefit actually payable under such plan. For purposes of determining the benefit under (i) in the preceding sentence, contributions deemed to be made under a defined contribution plan will be deemed to be invested in the same manner as the Executive's account under such plan at the time of termination of employment. The Corporation shall pay such additional benefits (if any) in a lump sum.

                (e) EFFECT OF LUMP SUM PAYMENT. The lump sum payment under (a) or (b) above shall not alter the amounts the Executive is entitled to receive under the benefit plans described in (c) and (d) above. Benefits under such plans shall be determined as if the Executive had remained employed and received such payments over a period of thirty-six (36) months.

                (f) EFFECT OF DEATH OR RETIREMENT. The benefits payable or to be provided under this Agreement shall cease in the event of the Executive's death or election to commence retirement benefits under the Corporation's retirement plan.

                (g) LIMITATION ON AMOUNT - Notwithstanding anything in this Agreement to the contrary, any benefits payable or to be provided to the Executive by the corporation or its affiliates, whether pursuant to this Agreement or otherwise, which are treated as Severance Payments shall be modified or reduced in the manner provided in (h) below to the extent necessary so that the benefits payable or to be provided to the Executive under this Agreement that are treated as Severance Payments, as well as any payments or benefits provided outside of this Agreement that are so treated, shall not cause the Corporation to have paid an Excess Severance Payment. In computing such amount, the parties shall take into account all provisions of Section 280G of the Code, including making appropriate adjustments to such calculation for amounts established to be Reasonable Compensation.

                (h) MODIFICATION OF AMOUNT - In the event that the amount of any Severance Payments which would be payable to or for the benefit of the Executive under this Agreement must be modified or reduced to comply with this Section 2, the Executive shall direct which Severance Payments are to be modified or reduced; provided, however, that no increase in the amount of any payment or change in the timing of the payment (except as otherwise permitted by (a) and (b) above) shall be made without the consent of the Corporation.

                (i) AVOIDANCE OF PENALTY TAXES - This Section 2 shall be interpreted so as to avoid the imposition of excise taxes on the Executive under Section 4999 of the Code or the disallowance of a deduction to the Corporation pursuant to
                Section 280G(a) of the Code with respect to amounts payable under this Agreement or otherwise. Notwithstanding the foregoing, in no event will any of the provisions of this
                Section 2 create, without the consent of both of the parties hereto, an obligation on the part of the Executive to refund any amount to the Corporation following payment of such amount.

                (j) ADDITIONAL LIMITATION - In addition to the limits otherwise provided in this Section 2, to the extent permitted by law, the Executive may in his sole discretion elect to reduce any payments he may be eligible to receive under this Agreement to prevent the imposition of excise taxes on the Executive under Section 4999 of the Code.

                (k) NO OBLIGATION TO FUND - The agreement of the Corporation (or its successors) to make payments to the Executive hereunder shall represent solely the unsecured obligation of the Corporation (and its successors), except to the extent the Corporation (or its successors) in its sole discretion elects in whole or in part to fund its obligations under this Agreement pursuant to a trust arrangement or otherwise.

V.      MISCELLANEOUS

        1. CONTRACT NON-ASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of the Executive, and agree that this Agreement may not be assigned or transferred by the Executive, in whole or in part, without the prior written consent of the Corporation. Any business entity succeeding to all or substantially all of the business of the Corporation by purchase, merger, consolidation, sale of assets or otherwise, shall be bound by this Agreement.

        2. OTHER AGENTS. Nothing in this Agreement is to be interpreted as limiting the Corporation from employing other personnel on such terms and conditions as may be satisfactory to the Corporation.

        3. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail, postage prepaid:

                To the Corporation:       Bank South Corporation
                                          P.O. Box 5092
                                          Atlanta, Georgia  30302
                                          Attention:  Compensation Committee

                To Executive:             Bank South Corporation
                                          P.O. Box 5092
                                          Atlanta, Georgia  30302

                Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

        4. PROVISIONS SEVERABLE. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

        5. WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

        6.      AMENDMENTS AND MODIFICATIONS.     This Agreement may be
                amended or modified only by a writing signed by both parties hereto which makes specific reference to this Agreement.

        7. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

        8. ARBITRATION OF DISPUTES; EXPENSES - The parties agree that all disputes that may arise between them relating to the interpretation or performance of this Agreement, including matters relating to any funding arrangements for the benefits provided under this Agreement, shall be determined by binding arbitration through an arbitrator approved by the American Arbitration Association or other arbitrator mutually acceptable to the parties. The award of the arbitrator shall be final and binding upon the parties and judgment upon the award rendered may be entered in any court having jurisdiction. In the event the Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful, in whole or in part, in obtaining or enforcing any such rights or benefits through settlement, arbitration or otherwise, the Corporation shall promptly pay the Executive's reasonable legal fees and expenses incurred in enforcing this Agreement. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with the arbitration, provided that the fee for the arbitrator shall be shared equally.

        9. TERMINATION OF PRIOR AGREEMENTS. The Executive hereby agrees to a mutual termination, effective as of the effective date of this Agreement, of any prior existing change in control agreement or agreements (by whatever name), providing benefits to the Executive upon a termination of employment following a change in control of the Corporation, to which he and the Corporation are parties, and as to such prior agreements, if any, the Executive releases all claims, rights and entitlement.

        IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its duly authorized officers and the Executive has hereunto set his hand, as of the date and year first above written.

                                  BANK SOUTH CORPORATION


Attest:                           By: /s/ Patrick L. Flinn
         --------------              ---------------------
(SEAL)                                    Patrick L. Flinn




                                  EXECUTIVE


                                  /s/ Ralph E. Hutchins, Jr.
                                  --------------------------
                                  RALPH E. HUTCHINS, JR.





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